Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

PRIMECH HOLDINGS LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees Previously Paid	Equity	Ordinary Shares, no par value per share(1)(2)	Rule 457(o)	2,000,000	$0.78	$1,560,000.00	0.0001531	$238.84
	Total Offering Amounts					$1,560,000.00	0.0001531	$238.84
	Total Fees Previously Paid							$3,253.38
	Total Fee Offsets							$238.84	(2)
	Net Fee Due							-

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum aggregate offering price is equal to the average of the high and low prices of shares of Primech Holdings Ltd.’s Ordinary Shares on the Nasdaq Capital Market on December 18, 2024, multiplied by the number of shares registered.

(2)	$3,253.38 of the registration fee was previously paid based on the registration fee rate then in effect at the time of that filing (October 16, 2024), pursuant to Rule 457(o).